Exhibit 99.1
Arista Networks, Inc. Reports Third Quarter 2026 Financial Results

•Delivered total revenues in Q3 2026 of approximately $3.66 billion, exceeding guidance of $3.3 billion while growing 58.5%, the highest year-over-year revenue growth since our IPO.
•In partnership with AMD, Arm, Broadcom, d-Matrix, Meta, Microsoft, and Qualcomm, Arista launched open standards-based rack-scale architectures for scale-up and scale-out AI networks.
•In September 2026, Arista was added to the S&P 100, an index comprised of 100 major blue-chip companies across multiple industry groups.
SANTA CLARA, Calif. - November 3, 2026 -- Arista Networks, Inc. (NYSE: ANET), an industry leader in data-driven, client-to-cloud networking for large AI, data center, campus, and routing environments, today announced financial results for its third quarter ended September 30, 2026.
“Arista registered another momentous quarter with the highest year-over-year revenue growth since our IPO and record profitability, surpassing even my high expectations,” stated Jayshree Ullal, Chairperson and CEO of Arista Networks. “This strong momentum across customer sectors highlights our increased relevance for the generative and agentic AI era."
Third Quarter Financial Highlights
•Revenue of $3.66 billion, an increase of 20.5% compared to the second quarter of 2026, and an increase of 58.5% from the third quarter of 2025.
•GAAP and non-GAAP operating margin of 44.9% and 49.1%, respectively, compared to GAAP and non-GAAP operating margin of 42.4% and 48.6% in the third quarter of 2025.
•GAAP and non-GAAP diluted earnings per share of $1.22 and $1.20, respectively, compared to GAAP and non-GAAP diluted earnings per share of $0.67 and $0.77 in the third quarter of 2025.
A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Commenting on the company's financial performance, Chantelle Breithaupt, CFO, said, "This quarter brought a true trifecta for our company, setting new record highs in revenue growth, net income, and EPS. I’m incredibly proud of the Arista team for their hard work in driving such outstanding performance for our shareholders."
Company Highlights
•Arista announced open Ethernet rack-scale architectures for scale-up and scale-out AI fabrics – The new liquid-cooled portfolio leverages Ethernet for Scale-Up Networks (ESUN) and introduces the Etherlink™ SU-144 architecture, supporting up to 144 accelerators per rack in a single hop and scaling up to 1,024 XPUs via cross-rack topologies.
•Arista detailed its scale-across networking strategy for distributed AI fabrics – Highlighting the flagship Arista 7800 AI Spine and unified Arista EOS®, the company outlined how Segment Routing over IPv6 (SRv6) multiplane forwarding, deterministic routing, and real-time congestion signaling enable lossless, high-radix AI fabrics across geographically distributed data centers up to one million XPUs.
•Arista expanded AI-driven software security across its development lifecycle – Collaborating with the likes of Anthropic, Google, and OpenAI, Arista embedded domain-specific AI harnesses that accelerate proactive vulnerability discovery, building on the company’s track record of low CVEs and no-downtime upgrades.
Financial Outlook
For the fourth quarter of 2026, we expect:
•Revenue of $3.9 - $4.0 billion;
•Non-GAAP operating margin of 48 - 49%; and
•Non-GAAP diluted net income per share of $1.26 - $1.30.
Guidance for non-GAAP financial measures excludes certain items, including stock-based compensation expense, intangible asset amortization, tax benefits on stock-based awards, the income tax effect on non-GAAP exclusions, and potential non-recurring charges or benefits. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort because these exclusions can be uncertain or difficult to predict, including stock-based compensation expense and tax benefits on stock-based awards, which are impacted by the timing of employee stock transactions, and the future fair market value of the company’s common stock. The actual amount of these exclusions will have a significant impact on the company's GAAP gross margin, operating margin and diluted net income per share.
Prepared Materials and Conference Call Information
Arista's executives will discuss the third quarter 2026 financial results on a conference call today at 1:30 PM Pacific Time. To listen to the call via telephone, dial (888) 330-2502 in the United States or +1 (240) 789-2713 from international locations. The Conference ID is 5655862.
The financial results conference call will also be available via live webcast on Arista's investor relations website at https://investors.arista.com/. Shortly after the conference call concludes, a replay of the audio webcast will be available on Arista’s investor relations website.

ARISTA NETWORKS, INC.
Condensed Consolidated Income Statements
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Product	$3,190.0	$1,911.7	$8,106.5	$5,481.2
Service	467.6	396.6	1,295.8	1,036.7
Total revenue	3,657.6	2,308.3	9,402.3	6,517.9
Cost of revenue:
Product	1,255.1	745.5	3,264.5	2,125.5
Service	76.8	72.6	225.0	187.5
Total cost of revenue	1,331.9	818.1	3,489.5	2,313.0
Gross profit	2,325.7	1,490.2	5,912.8	4,204.9
Operating expenses:
Research and development	486.9	326.0	1,178.8	888.9
Sales and marketing	156.6	151.2	448.5	394.3
General and administrative	39.8	34.8	107.3	98.5
Total operating expenses	683.3	512.0	1,734.6	1,381.7
Income from operations	1,642.4	978.2	4,178.2	2,823.2
Other income (expense), net	273.1	98.9	513.0	289.1
Income before income taxes	1,915.5	1,077.1	4,691.2	3,112.3
Provision for income taxes	355.1	224.1	895.0	556.7
Net income	$1,560.4	$853.0	$3,796.2	$2,555.6
Net income per share:
Basic	$1.24	$0.68	$3.01	$2.03
Diluted	$1.22	$0.67	$2.98	$2.00
Weighted-average shares used in computing net income per share:
Basic	1,262.2	1,258.0	1,260.0	1,258.1
Diluted	1,278.2	1,276.6	1,276.0	1,275.7

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in millions, except percentages and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP gross profit	$2,325.7	$1,490.2	$5,912.8	$4,204.9
GAAP gross margin	63.6%	64.6%	62.9%	64.5%
Stock-based compensation expense	8.4	8.0	22.8	19.3
Intangible asset amortization	7.0	7.0	21.0	12.8
Non-GAAP gross profit	$2,341.1	$1,505.2	$5,956.6	$4,237.0
Non-GAAP gross margin	64.0%	65.2%	63.4%	65.0%

GAAP income from operations	$1,642.4	$978.2	$4,178.2	$2,823.2
GAAP operating margin	44.9%	42.4%	44.4%	43.3%
Stock-based compensation expense	138.1	127.9	379.4	306.1
Intangible asset amortization	15.3	15.8	45.9	26.4
Non-GAAP income from operations	$1,795.8	$1,121.9	$4,603.5	$3,155.7
Non-GAAP operating margin	49.1%	48.6%	49.0%	48.4%

GAAP net income	$1,560.4	$853.0	$3,796.2	$2,555.6
Stock-based compensation expense	138.1	127.9	379.4	306.1
Intangible asset amortization	15.3	15.8	45.9	26.4
(Gains)/losses on strategic investments	(134.5)	—	(143.3)	(10.9)
Tax impact of the OBBB Act	—	34.6	—	34.6
Tax benefits on stock-based awards(1)	(40.0)	(37.0)	(105.3)	(117.1)
Income tax effect on non-GAAP exclusions(1)	(8.5)	(14.9)	(32.2)	(35.2)
Non-GAAP net income(1)	$1,530.8	$979.4	$3,940.7	$2,759.5

GAAP diluted net income per share	$1.22	$0.67	$2.98	$2.00
Non-GAAP adjustments to net income per share(1)	(0.02)	0.10	0.11	0.16
Non-GAAP diluted net income per share(1)	$1.20	$0.77	$3.09	$2.16
Weighted-average shares used in computing diluted net income per share	1,278.2	1,276.6	1,276.0	1,275.7
Summary of Stock-Based Compensation Expense:
Cost of revenue	$8.4	$8.0	$22.8	$19.3
Research and development	78.4	74.6	220.7	184.8
Sales and marketing	37.4	32.9	99.4	71.6
General and administrative	13.9	12.4	36.5	30.4
Total	$138.1	$127.9	$379.4	$306.1

(1) Prior period amounts have been updated to conform to the current period presentation to reflect the change in methodology for calculating non-GAAP income taxes associated with stock-based awards. The retrospective application of this change resulted in an increase to non-GAAP net income of $17.1 million and $47.5 million for the three and nine months ended September 30, 2025, respectively. The impact of this change on non-GAAP diluted net income per share was an increase of $0.02 and $0.03 for the three and nine months ended September 30, 2025, respectively. Please refer to the discussions under "Non-GAAP Financial Measures" for further information with respect to this change.

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	September 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,288.1	$1,963.9
Marketable securities	12,070.9	8,779.1
Accounts receivable	2,327.8	1,886.9
Inventories	3,209.8	2,247.1
Prepaid expenses and other current assets	2,235.7	1,510.0
Total current assets	22,132.3	16,387.0
Property and equipment, net	378.8	203.1
Goodwill	416.1	416.1
Deferred tax assets	1,437.7	1,773.6
Other assets	899.2	668.8
TOTAL ASSETS	$25,264.1	$19,448.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$682.6	$651.7
Accrued liabilities	640.8	475.4
Deferred revenue	5,102.2	4,002.6
Other current liabilities	296.4	246.8
Total current liabilities	6,722.0	5,376.5
Deferred revenue, non-current	1,737.3	1,369.8
Other long-term liabilities	358.1	331.8
TOTAL LIABILITIES	8,817.4	7,078.1
STOCKHOLDERS’ EQUITY:
Common stock	0.1	0.1
Additional paid-in capital	3,304.4	2,911.8
Retained earnings	13,243.2	9,446.6
Accumulated other comprehensive income (loss)	(101.0)	12.0
TOTAL STOCKHOLDERS’ EQUITY	16,446.7	12,370.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,264.1	$19,448.6

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,796.2	$2,555.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	70.3	49.8
Stock-based compensation	379.4	306.1
Deferred income taxes	369.3	(202.5)
Other	(148.2)	(23.5)
Changes in operating assets and liabilities:
Accounts receivable, net	(440.9)	(348.9)
Inventories	(962.8)	(321.1)
Other assets	(604.2)	(683.7)
Accounts payable	19.9	98.1
Deferred revenue	1,467.1	1,765.7
Income taxes, net	(159.9)	(105.2)
Other liabilities	191.2	19.6
Net cash provided by operating activities	3,977.4	3,110.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of marketable securities	2,437.7	2,590.3
Proceeds from sale of marketable securities	598.0	41.4
Purchases of marketable securities	(6,449.9)	(4,816.3)
Purchases of property and equipment	(184.9)	(82.5)
Cash paid for business combinations, net of cash acquired	—	(300.0)
Other	(60.0)	(10.0)
Net cash used in investing activities	(3,659.1)	(2,577.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under equity plans	62.9	56.9
Tax withholding paid on behalf of employees for net share settlement	(49.7)	(44.3)
Repurchases of common stock	—	(983.0)
Other	(3.7)	—
Net cash provided by (used in) financing activities	9.5	(970.4)
Effect of exchange rate changes	(3.5)	1.7
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	324.3	(435.8)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period	1,965.3	2,763.8
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$2,289.6	$2,328.0

Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including but not limited to quotations from management, statements regarding our products, technologies and innovations, including their expected capabilities, performance and benefits, and statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP operating margin and non-GAAP diluted net income per share for the fourth quarter of 2026. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause actual results, performance or achievements to differ materially from those anticipated in or implied by the forward-looking statements including but not limited to risks associated with: escalated or escalating U.S. tariffs and countermeasures and retaliatory actions taken by other countries; some of the key components in our products come from sole or limited sources of supply, which increases the risk of supply shortages, extended lead times or supply changes; key component supply constraints and inventory management; our reliance upon a predominant merchant silicon vendor; enhanced import/export restrictions, as well as countermeasures taken by affected countries; large purchases by a limited number of customers who represent a substantial portion of our revenue; adverse economic conditions, continuing uncertain economic conditions or reduced information technology and network infrastructure spending; volatility in our revenue and revenue growth rates; variability in our gross margins; variations in our results of operations; the rapid evolution of the networking market; failure to successfully carry out new products and service offerings and expand into adjacent markets; intense competition and industry consolidation; expansion of our international sales and operations; investments in or acquisitions of other businesses, products or technologies; industry cyclicality; fluctuations in currency exchange rates; failure to raise additional capital on terms satisfactory to us; our inability to attract new large customers or sell additional products and services to our existing customers; inability to grow sales of switching and routing platforms which generate most of our product revenue; inability to increase market awareness or acceptance of our new products and services; decreases in the sales prices of our products and services; long and unpredictable sales cycles; inability to offer high quality support and services offerings; declines in maintenance renewals and support contracts by customers; product quality problems, defects, errors or vulnerabilities in our products; failure to anticipate technological shifts; our dependence on third-party manufacturers to build our products; assertions by third parties of intellectual property rights infringement, misappropriation or other violations; failure or inability to protect or assert our intellectual property rights; cybersecurity incidents and breaches of our cybersecurity systems, or other security or privacy breaches or incidents; failure to detect cybersecurity incidents; failure to comply with government law and regulations; issues in the development and use of artificial intelligence, combined with an uncertain regulatory environment; future decisions to reduce or discontinue repurchasing our common stock pursuant to our stock repurchase programs; and other future events. Additional risks and uncertainties that could affect us can be found in our most recent filings with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. You can locate these reports through our website at https://investors.arista.com/ and on the SEC’s website at https://www.sec.gov/. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and we disclaim any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
This press release and accompanying table contain certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted net income per share. These non-GAAP financial measures exclude stock-based compensation expense, intangible asset amortization, gains/losses on strategic investments, tax impact of the OBBB Act, and the income tax effect of these non-GAAP exclusions, including the recognition of direct excess tax benefits associated with stock-based awards. Effective the fourth quarter of fiscal year 2025, the company updated its methodology for calculating the income tax effect of non-GAAP adjustments. Previously, the company’s calculation excluded all tax benefits associated with stock-based awards, consisting of both direct excess tax benefits and other discrete indirect effects. Under the updated methodology, the company continues to exclude direct excess tax benefits but no longer excludes the discrete indirect effects of such awards. Management believes this change better aligns with industry practice and provides a more meaningful view of the company’s effective tax rate. All prior period non-GAAP results presented in this release have been recast to conform to the current period presentation.
The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures do not have any standardized meaning and are, therefore, unlikely to be comparable to similarly titled measures presented by other companies. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
About Arista Networks
Arista Networks is an industry leader in data-driven, client-to-cloud networking for large AI, data center, campus, and routing environments. Its platforms deliver availability, agility, automation, analytics, and security through an advanced network operating stack. Arista is a recent S&P 100 member and was recognized on the 2026 Fortune 500 list of the largest United States corporations by revenue. For more information, visit www.arista.com.
ARISTA, EOS, Netdi, and Arista AVA are among the registered and unregistered trademarks of Arista Networks in jurisdictions worldwide. Other company names or product names may be trademarks of their respective owners. Additional information and resources can be found at www.arista.com.

Investor Contacts:

Arista Networks, Inc.

Investor Advocacy
Rudolph Araujo
Rod Hall
+1 (408) 547-8080
ir@arista.com